UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

NEXT FUEL, INC.
(EXACT NAME OF COMPANY AS SPECIFIED IN CHARTER)

Nevada	333-148493	32-2305768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

422 North Main Street Sheridan WY	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 674-2145
(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to a Subscription Agreement dated May 25, 2012, on May 29, 2012, the Company sold Four Hundred Eighty Thousand (480,000) shares of Common Stock for Three Dollars and Five Cents ($3.05) (U.S.) per share for an aggregate amount of One Million Four Hundred Sixty-Four Thousand ($1,464,000) Dollars (US) to seven individuals ( the "Investors") who are residents of the People's Republic of China introduced to the Company by  Mr. Guangwei Guo. Mr. Guo is a member of the Company's Board of Directors.

The Company intends to use the proceeds of sale for general working capital purposes.

The offer and sale were exempt from registration pursuant to Regulation S of the Securities and Exchange Commission.

The Investors executed and delivered to the Company Lock-up and Installment Re-Sale Restriction Agreements dated as of May 25, 2012 (the "the Lock-up Agreement"). Pursuant to the Lock-up Agreement, the Investors agreed to restrictions on selling, short sales, pledges, loans, assignments or otherwise transferring any shares purchased. These transactions are called "Restricted Transactions." Certain private sales are exempt from these re-sale restrictions, provided the buyer agrees to restrict re-sales to the same extent as the Investor has agreed in the Lock-up Agreement.

Two time periods with different levels of restrictions are covered by the Lock-up Agreement.

During the first time period (the "Lock-up Period"), no Restricted Transactions are permitted. The Lock-up Period started immediately and ends on the first anniversary of the last day of the calendar month during which the later of two events occurs: (i) the date a Registration Statement pursuant to Section 5 of the Securities Act of 1933 covering the resale of shares of Common Stock of the Company becomes effective by order of the SEC, which Registration Statement includes shares of Common Stock sold in the private placement, or (ii) the date the Company raises at least One Million Five Hundred Thousand ($1,500,000) Dollars (US) in the private placement, including from sales to the Investors described in this Report, which amount has been raised.  Therefore, the Lock-up Period will last until one year after the Registration Statement becomes effective.

The second time period covered by the Lock-up Agreement (the "Installment Re-Sale Period") begins immediately after the Lock-up Period and ends on the first (1st) anniversary of the beginning of the Installment Re-Sale Period. During the Installment Re Sale Period, each  Investor is permitted to sell during any calendar month a number of shares equal to the lower of Eight and One Half (8.5%) of the shares purchased, or its pro rata share of the average weekly reported volume of trading of the Company's shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks that ended immediately prior to the beginning of the calendar month during which the sale occurs (the "Average Weekly Volume"). Each  Investor's pro rata share is determined by dividing (i) the number of shares owned by the Investor, by (ii) the number of shares whose resale is restricted by agreements with the Investor and other investors in the private placement.

After the Installment Re-Sale Period ends, the Investors are  free to sell or otherwise transfer shares without restriction, except any restrictions imposed by securities laws, rules and regulations.

The Company also entered into a Registration Rights Agreement dated March 28, 2012 with the Investors (the "Registration Rights Agreement"). The Registration Rights Agreement requires the Company to use reasonable commercial efforts to file by June 30, 2012 a registration statement to register for re-sale the shares purchased by the Investors and to use reasonable commercial efforts to cause the registration to become effective within six months after the registration statement is filed. Mr. Guo, who also is party to a similar Registration Rights Agreement, agreed to extend until June 30, 2012 the target date for filing the Registration Statement that covers  Four Hundred Thousand (400,000) shares he purchased in April 2012 to give the Company time to include the shares of the Investors in the same Registration Statement.  The Registration Rights Agreement includes liquidated damages, if the Company fails to achieve the target dates, because the Company fails to use commercially reasonable efforts. The Registration Rights Agreement contains other provisions common to agreements of this nature.

The Lock-up Agreement and the Registration Rights Agreement are substantially the same as those executed with Mr. Guo on March 28, 2012 and are attached as Exhibits 99.1 and 99.2 to this Report.

These agreements are hereby incorporated by reference herein.

Item 9.01 Financial Statement And Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits. See Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT FUEL, INC.

DATED: June 8, 2012	By:	/s/ Robert H. Craig
Robert H. Craig
Chief Executive Officer

Exhibit No.	Description

99.1	Lock-up and Installment Re-Sale Restriction Agreements dated as of May 25, 2012 between the Company and seven individuals.

99.2	Registration Rights Agreement dated May 25, 2012 between the Company and seven individuals.